Exhibit 99.1

Contact Information:	FTD Group, Inc.
Jandy Tomy
Investor Relations
(630) 724-6984
jtomy@ftdi.com

FOR IMMEDIATE RELEASE

FTD Group, Inc. Reports Second Quarter of Fiscal Year 2006

•                  Revenue of $109.2 Million for the Second Quarter of Fiscal Year 2006

•                  Net Income of $5.9 Million for the Second Quarter of Fiscal Year 2006

•                  EBITDA of $17.4 Million for the Second Quarter of Fiscal Year 2006

DOWNERS GROVE, IL. – Wednesday, January 25, 2006 – FTD Group, Inc. (NYSE: FTD), a leading provider of floral services and products, today announced second quarter fiscal year 2006 financial results for the period ended December 31, 2005.

SECOND QUARTER FISCAL YEAR 2006 RESULTS

As previously announced on December 29, 2005, the Consumer Segment experienced a decrease of approximately 4% in total orders during the 2005 Christmas season (December 1, 2005 – December 25, 2005), compared to the same period of the prior fiscal year.  As a result, second quarter fiscal year 2006 consolidated revenues grew approximately 1% to $109.2 million, compared to revenues of $108.3 million for the same period of fiscal year 2005.

Net income for the second quarter of fiscal year 2006 was $5.9 million, or $0.19 per diluted share, compared to net income for the second quarter of fiscal year 2005 of $0.8 million.  Management believes it is helpful to investors to be presented with the Company’s prior year second quarter net income and earnings per diluted share on a pro forma basis, based on the Company’s new capital structure following the completion of its initial public offering in February 2005 (the “IPO”) and the elimination of certain expenses in connection with the IPO which are not reflective of ongoing operations. Pro forma net income for the second quarter of fiscal year 2005 was $6.2 million, or $0.21 per diluted share, reflecting the elimination of $5.1 million of interest expense related to the Company’s preferred shares subject to mandatory redemption, which were repurchased with a portion of the proceeds from the IPO, the elimination of $0.3 million, net of tax, of management fees related to the Management Services Agreement, which was terminated in connection with the IPO, and the issuance of 15.8 million shares of Common Stock issued in connection with the IPO.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the second quarter of fiscal year 2006 was $17.4 million compared to Adjusted EBITDA of $17.8 million for the same period of the prior fiscal year, representing a 2.3% decrease.  Adjusted EBITDA for

3113 Woodcreek Drive • Downers Grove, IL 60515

Main Phone: (630) 719- 7800 • www.FTD.COM

the second quarter of fiscal year 2005 excludes expenses related to the Management Services Agreement which was terminated in connection with the Company’s IPO.

“As previously announced, the Consumer Business’s order growth for the 2005 Christmas season was below expectations due to our decision not to pursue high cost order volume associated with online search.  In anticipation of continued competitiveness in the online search environment and to better manage the Consumer Segment business going forward, we have made management changes within this segment including the replacement of our head of marketing. Further, our marketing will continue to evolve as we focus on a more broad based marketing strategy,” said Michael J. Soenen, President and Chief Executive Officer of FTD. “While I anticipate that these changes will take some time to take effect, I believe that this is the right long-term course of action for the business and we have adjusted our financial targets accordingly.”

Tables reconciling net income/(loss) to pro forma net income, EBITDA and Adjusted EBITDA, along with explanations and definitions of pro forma net income, EBITDA and Adjusted EBITDA, are included with the attached consolidated financial statements. Also included in the attached consolidated financial statements is a table reconciling weighted average shares outstanding to pro forma weighted average shares outstanding, which is used to calculate pro forma earnings per share. The Company believes pro forma net income, EBITDA, Adjusted EBITDA and pro forma earnings per share are useful and relevant because the expenses eliminated are not reflective of the Company’s current capital structure or ongoing operations, and a comparison excluding these expenses provides supplemental information related to the Company’s operations and results.

Consumer Segment

The Consumer Segment is comprised of FTD.COM, a leading Internet and telephone marketer of flowers and specialty gifts, which sells products directly to consumers primarily through the Internet via the www.FTD.COM Web site and through the 1-800-SEND-FTD toll-free telephone number. The Consumer Segment achieved revenues of $63.3 million in the second quarter of fiscal year 2006, compared to revenues of $62.1 million in the same period of fiscal year 2005, representing a 1.8% increase. Operating income for the Consumer Segment was $3.9 million for the second quarter of fiscal year 2006, reflecting 6.2% operating income margins, compared to $3.8 million for the second quarter of the prior fiscal year, reflecting 6.0% operating income margins. While October and November order volume growth was within management’s expectations, Christmas order volume was affected by the decision to forgo high cost order volume that would have resulted from significant increases in certain online search engine costs.

Consumer orders during the second quarter of fiscal year 2006 totaled 1.1 million compared to 1.0 million orders in the same period of the prior fiscal year. Average order value decreased slightly to $59.33 in the second quarter of fiscal year 2006 from $60.31 in the same period of the prior fiscal year, in line with management expectations. The percentage of Internet orders continues to grow in this segment, increasing to 89.3% for the second quarter of fiscal year 2006 from 85.0% in the second quarter of fiscal year 2005. Specialty gift orders, which include all orders delivered via common carrier, comprised 37.0% of total orders for the second quarter of the current fiscal year compared to 30.4% of total orders for the same period of fiscal year 2005.

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Florist Segment

The Florist Segment primarily markets floral products and services to FTD members and other retail locations offering floral products in the U.S. and Canada. The Florist Segment achieved revenues of $45.9 million in the second quarter of fiscal year 2006, compared to revenues of $46.1 million in the same period of the prior fiscal year. The decline in Florist Segment revenues was due to a decrease in directory services revenues as well as lower sales resulting from a reduction of unprofitable specialty wholesaling SKUs, as discussed in the first quarter earnings release. This decrease was partially offset by an increase in technology system sales and fresh flower sales to florists.  Second quarter fiscal year 2006 operating income in the Florist Segment was $13.1 million, representing operating income margins of 28.6%, compared to $13.5 million, representing operating margins of 29.4%, for the same period of the prior fiscal year. Margins compressed largely as the result of an increase in sales of the Company’s lower margin product lines as a percent of total revenues.

Additionally, on December 21, 2005, the Florist Segment sold substantially all of the assets and certain liabilities of Renaissance Greeting Cards, Inc. Soenen commented, “This business was not core to our business objectives and allows us to expand the greeting card options which we provide to our FTD members without additional capital investments, through an ongoing vendor relationship with the purchaser.”

BALANCE SHEET AND OTHER HIGHLIGHTS

The Company’s debt balance was $233.1 million as of December 31, 2005, down from $243.9 million as of September 30, 2005. Capital expenditures for the fiscal year to date period ended December 31, 2005 were $5.4 million and were primarily related to the new call center that the Company opened in October 2005, in addition to continued technology improvements.

TREASURY SHARE REPURCHASE PROGRAM TO CONTINUE

As previously disclosed, on October 25, 2005 the Board of Directors authorized a share repurchase program totaling $30 million, effective through September 30, 2007. These purchases may be made from time to time in both open market and private transactions, dependent upon market and other conditions. The Company intends to repurchase shares pursuant to a 10b5-1 plan, which would generally permit the Company to repurchase shares at times when it might otherwise be prevented from doing so under certain securities laws. The Company plans to continue to repurchase shares under this program and, through January 20, 2006, has repurchased 1.4 million shares for a total of $13.7 million.

“Our strong cash flow and low capital expenditures has enabled us to balance our commitment to pay down debt and repurchase shares. We plan to continue this course of action, which we believe will continue to provide enduring shareholder value,” explained Soenen.

FISCAL YEAR 2006 OUTLOOK

“Looking ahead, we remain committed to disciplined operations as we continue to prioritize cost effective marketing and innovation across all of our businesses,” stated Soenen.

For the full fiscal year 2006, the Company is anticipating revenues of approximately $450 million to $460 million, recognizing the uncertainty in the online search arena and reflecting the sale of Renaissance Greeting Cards, Inc. described above. The Company anticipates targeted net income of approximately $23 million, targeted diluted earnings per share at approximately $0.76 and targeted EBITDA at approximately $67.5 million, with annual EBITDA margins of

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approximately 15%. Targeted EBITDA includes the effect of approximately $0.6 million of non-cash stock compensation expense associated with the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), of which the Company incurred $0.3 million in the fiscal year to date period ended December 31, 2005. There were no comparable expenses in fiscal year 2005. Without the effect of this non-cash expense, forecasted EBITDA would be targeted at approximately $68 million. The above targets are only estimates, which may be exceeded or alternatively may not be achieved.

“We will have better visibility of our annual financial outlook following the upcoming Valentine’s Day holiday and will provide an update of our results following the holiday,” said Soenen.

CONFERENCE CALL

A conference call has been scheduled for January 25, 2006 at 10:00 a.m., ET, to review the results for the second quarter of fiscal year 2006. To listen to the call over the Internet, go to the investor relations portion of the Company’s Web site, www.FTD.COM, at least 15 minutes early to register, download and install any necessary audio software. To listen to the call by telephone, dial (877) 381-6199 (mention conference ID #21281531). A replay of the call will be available through February 8, 2006 through www.FTD.COM or by dialing (800) 633-8284 (mention conference ID #21281531). The conference call contains time-sensitive information that is accurate only as of January 25, 2006, the date of the live broadcast. The call is the property of FTD Group, Inc. Any redistribution, retransmission or rebroadcast of the conference call in any form without the express written consent of FTD Group, Inc. is strictly prohibited.

ABOUT FTD GROUP, INC.

FTD Group, Inc. is a leading provider of floral-related products and services to consumers and retail floral locations in the U.S. floral retail market. The business is supported by the highly recognized FTD brand, which was established in 1910 and enjoys 96% brand recognition among the Company’s principal target market of U.S. consumers between the ages of 25 and 64, as well as by the Mercury Man logo, which is displayed in approximately 50,000 floral shops, globally. The Company conducts its business through two operating segments. The Consumer Segment, primarily through the www.FTD.COM Web site and the 1-800-SEND-FTD toll-free telephone number, offers same-day delivery of floral orders to nearly 100% of the U.S. and Canadian populations. As a result of the same-day delivery capability and broad product selection, the Consumer Segment is one of the largest direct marketers of floral arrangements and specialty gifts in the U.S. The Florist Segment provides a comprehensive suite of products and services to enable the network of approximately 20,000 FTD members to send and deliver floral orders. This suite of products and services is designed to promote revenue growth and enhance the operating efficiencies of FTD members.

FORWARD-LOOKING STATEMENTS

This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s outlook, anticipated revenue growth and profitability; the anticipated benefits of investments in new products, programs and offerings; and opportunities and trends within both the Consumer and Florist Segments, including opportunities to expand these businesses and capitalize on growth opportunities or increase penetration of service offerings.  These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and its industry.  Investors are cautioned that actual results could differ from those

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anticipated by the forward-looking statements as a result of: the Company’s ability to acquire and retain FTD members and continued recognition by members of the value of the Company’s products and services; the acceptance by members of new or modified service offerings recently introduced; the Company’s ability to sell additional products and services to FTD members; the Company’s ability to expand existing marketing partnerships and secure new marketing partners within the Consumer Segment; the success of the Company’s marketing campaigns; the ability to retain customers and maintain average order value within the Consumer Segment; the existence of failures in the Mercury Network or the Company’s Consumer Segment systems; competition from existing and potential new competitors; levels of discretionary consumer purchases of flowers and specialty gifts; the Company’s ability to manage or reduce its level of expenses within both the Consumer and Florist Segments; actual growth rates for the markets in which the Company competes compared with forecasted growth rates; the Company’s ability to increase capacity and introduce enhancements to its Web sites; and the Company’s ability to integrate additional partners or acquisitions, if any are identified.  These factors, along with other potential risks and uncertainties, are discussed in the Company’s reports and other documents filed with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update forward-looking statements.

Financial statements follow…

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FTD GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

Revenues:
Florist segment	$45,903	$46,109	$90,213	$91,810
Consumer segment	63,282	62,145	104,841	98,515
Total revenues	109,185	108,254	195,054	190,325

Costs of goods sold and services provided:
Florist segment	14,102	13,007	28,940	30,135
Consumer segment	46,397	46,101	76,855	73,431
Corporate	623	582	1,185	1,194
Total costs of goods sold and services provided	61,122	59,690	106,980	104,760

Gross profit:
Florist segment	31,801	33,102	61,273	61,675
Consumer segment	16,885	16,044	27,986	25,084
Corporate	(623)	(582)	(1,185)	(1,194)
Total gross profit	48,063	48,564	88,074	85,565

Advertising and selling:
Florist segment	14,055	14,040	27,174	27,294
Consumer segment	7,835	7,441	12,367	10,891
Total advertising and selling	21,890	21,481	39,541	38,185

General and administrative (includes management fees):
Florist segment	1,937	2,543	4,221	5,117
Consumer segment	4,248	4,127	7,476	7,484
Corporate	6,273	6,024	12,690	12,470
Total general and administrative	12,458	12,694	24,387	25,071

Operating income (loss) before corporate allocations:
Florist segment	15,809	16,519	29,878	29,264
Consumer segment	4,802	4,476	8,143	6,709
Corporate	(6,896)	(6,606)	(13,875)	(13,664)
Total operating income before corporate allocations	13,715	14,389	24,146	22,309

Corporate Allocations:
Florist segment	2,683	2,984	5,496	6,009
Consumer segment	867	717	1,602	1,494
Corporate	(3,550)	(3,701)	(7,098)	(7,503)
Total corporate allocations	—	—	—	—

Income (loss) from operations:
Florist segment	13,126	13,535	24,382	23,255
Consumer segment	3,935	3,759	6,541	5,215
Corporate	(3,346)	(2,905)	(6,777)	(6,161)
Total income from operations	13,715	14,389	24,146	22,309

Other income and expenses:
Interest income	(129)	(91)	(295)	(167)
Interest expense	4,986	5,017	9,767	10,034
Interest expense on shares subject to mandatory redemption	—	5,105	—	10,048
Other income, net	(1,035)	(274)	(1,079)	(321)

Total other expenses	3,822	9,757	8,393	19,594

Income before income tax	9,893	4,632	15,753	2,715

Income tax expense	3,992	3,876	6,425	5,106

Net income (loss)	$5,901	$756	$9,328	$(2,391)

Net income (loss) per common share - basic	$0.20	$0.06	$0.32	$(0.18)
Net income (loss) per common share - diluted	$0.19	$0.06	$0.31	$(0.18)

Weighted average common shares outstanding - basic	29,404	13,609	29,429	13,473
Weighted average common shares outstanding - diluted	30,417	13,609	30,481	13,473

FTD GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31, 2005	June 30, 2005
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$14,488	$8,890
Accounts receivable, less allowance for doubtful accounts of $3,586 at December 31, 2005 and $2,521 at June 30, 2005	29,597	23,419
Inventories, net	5,099	6,495
Deferred income taxes	2,147	2,550
Prepaid expenses and other current assets	4,855	7,782
Total current assets	56,186	49,136

Property and equipment:
Land and improvements	1,380	1,380
Building and improvements	14,845	14,291
Computer equipment	4,609	3,345
Furniture and equipment	3,260	2,814
Total	24,094	21,830
Less accumulated depreciation	4,766	3,790
Property and equipment, net	19,328	18,040

Other assets:
Deferred financing fees, net	7,751	8,527
Computer software, net	11,179	11,010
Other noncurrent assets, net	11,863	8,985
Other intangible assets, less accumulated amortization of $4,693 at December 31, 2005 and $3,393 at June 30, 2005	16,080	17,380
Trademark	121,577	121,577
Goodwill	336,659	336,659
Total other assets	505,109	504,138
Total assets	$580,623	$571,314

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$51,363	$41,498
Customer deposits	5,047	5,143
Unearned income	1,685	2,522
Accrued interest	5,011	4,993
Accrued compensation	2,580	4,128
Other accrued liabilities	5,791	5,058
Current maturities of long-term debt	642	1,633
Total current liabilities	72,119	64,975

Senior secured credit facility	62,386	67,330
Senior subordinated notes	170,117	170,117
Post-retirement benefits and accrued pension obligations	2,693	2,856
Deferred income taxes	60,748	60,289

Stockholders’ equity:
Common stock: $0.01 par value, 75,000,000 shares authorized; 29,482,182 and 29,451,791 shares issued and outstanding as of December 31, 2005 and June 30, 2005, respectively	295	295
Additional paid-in capital	233,089	232,759
Accumulated deficit	(17,769)	(27,097)
Accumulated other comprehensive loss	(80)	(210)
Treasury stock, at cost, 274,388 shares as of December 31, 2005	(2,975)	—
Total stockholders’ equity	212,560	205,747
Total liabilities and stockholders’ equity	$580,623	$571,314

FTD GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended
	December 31,
	2005	2004

Cash flows from operating activities:
Net income (loss)	$9,328	$(2,391)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,134	2,903
Amortization	2,982	2,712
Interest expense on mandatorily redeemable shares	—	10,048
Gain from sale of business	(991)	—
Stock-based compensation	304	—
Amortization and write off of deferred financing costs	776	669
Provision for doubtful accounts	1,769	1,971
Provision for obsolete inventory	1,197	171
Deferred income taxes	862	—
Increase (decrease) in cash due to changes in operating assets and liabilities:
Accounts receivable	(10,930)	(6,574)
Inventories	(2,173)	(2,123)
Prepaid expenses and other	2,518	3,082
Other noncurrent assets	179	(257)
Accounts payable	10,315	10,890
Other accrued liabilities, unearned income, customer deposits and other	(2,014)	339

Net cash provided by operating activities	16,256	21,440

Cash flows from investing activities:
Capital expenditures	(5,425)	(1,906)
Proceeds from sale of business	3,500	—
Acquisition	—	(3,129)

Net cash used in investing activities	(1,925)	(5,035)

Cash flows from financing activities:
Repayments of long-term debt	(5,936)	(425)
Purchase of company stock net of reissue	(3,214)	—
Proceeds from exercise of stock options	91	—
Tax effect of stock option benefit	196	—
Capital contribution	—	827

Net cash provided by (used in) financing activities	(8,863)	402

Effect of foreign exchange rate changes on cash	130	184

Net increase in cash and cash equivalents	5,598	16,991

Cash and cash equivalents at beginning of period	8,890	2,491

Cash and cash equivalents at end of period	$14,488	$19,482

FTD GROUP, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Three Months Ended December 31, 2005			Three Months Ended December 31, 2004
	Gross Segment	Eliminations	Consolidated	Gross Segment	Eliminations	Consolidated

Revenues:
Florist segment	$45,989	$(86)	$45,903	$46,157	$(48)	$46,109
Consumer segment	68,003	(4,721)	63,282	67,097	(4,952)	62,145
Total	113,992	(4,807)	109,185	113,254	(5,000)	108,254

Costs of Goods Sold and Services Provided:
Florist segment	14,953	(851)	14,102	13,811	(804)	13,007
Consumer segment	47,040	(643)	46,397	46,736	(635)	46,101
Corporate	623	—	623	582	—	582
Total	62,616	(1,494)	61,122	61,129	(1,439)	59,690

Gross Profit:
Florist segment	31,036	765	31,801	32,346	756	33,102
Consumer segment	20,963	(4,078)	16,885	20,361	(4,317)	16,044
Corporate	(623)	—	(623)	(582)	—	(582)
Total	51,376	(3,313)	48,063	52,125	(3,561)	48,564

Advertising and Selling:
Florist segment	17,368	(3,313)	14,055	17,600	(3,560)	14,040
Consumer segment	7,835	—	7,835	7,441	—	7,441
Total	25,203	(3,313)	21,890	25,041	(3,560)	21,481

General and Administrative (includes Management Fees):
Florist segment	1,937	—	1,937	2,543	—	2,543
Consumer segment	4,871	(623)	4,248	4,742	(615)	4,127
Corporate	5,650	623	6,273	5,410	614	6,024
Total	12,458	—	12,458	12,695	(1)	12,694

Operating Income (Loss) before Corporate Allocations:
Florist segment	11,731	4,078	15,809	12,203	4,316	16,519
Consumer segment	8,257	(3,455)	4,802	8,178	(3,702)	4,476
Corporate	(6,273)	(623)	(6,896)	(5,992)	(614)	(6,606)
Total	13,715	—	13,715	14,389	—	14,389

Corporate Allocations:
Florist segment	2,683	—	2,683	2,984	—	2,984
Consumer segment	867	—	867	717	—	717
Corporate	(3,550)	—	(3,550)	(3,701)	—	(3,701)
Total	—	—	—	—	—	—

Operating Income (Loss):
Florist segment	9,048	4,078	13,126	9,219	4,316	13,535
Consumer segment	7,390	(3,455)	3,935	7,461	(3,702)	3,759
Corporate	(2,723)	(623)	(3,346)	(2,291)	(614)	(2,905)
Total	$13,715	$—	$13,715	$14,389	$—	$14,389

Depreciation and Amortization:
Florist segment	862	$—	$862	$1,102	$—	$1,102
Consumer segment	840	—	840	598	—	598
Corporate	965	—	965	960	—	960
Total	$2,667	$—	$2,667	$2,660	$—	$2,660

	Six Months Ended December 31, 2005			Six Months Ended December 31, 2004
	Gross Segment	Eliminations	Consolidated	Gross Segment	Eliminations	Consolidated

Revenues:
Florist segment	$90,344	$(131)	$90,213	$91,870	$(60)	$91,810
Consumer segment	112,953	(8,112)	104,841	106,817	(8,302)	98,515
Total	203,297	(8,243)	195,054	198,687	(8,362)	190,325

Costs of Goods Sold and Services Provided:
Florist segment	30,636	(1,696)	28,940	31,653	(1,518)	30,135
Consumer segment	77,917	(1,062)	76,855	74,457	(1,026)	73,431
Corporate	1,185	—	1,185	1,194	—	1,194
Total	109,738	(2,758)	106,980	107,304	(2,544)	104,760

Gross Profit:
Florist segment	59,708	1,565	61,273	60,217	1,458	61,675
Consumer segment	35,036	(7,050)	27,986	32,360	(7,276)	25,084
Corporate	(1,185)	—	(1,185)	(1,194)	—	(1,194)
Total	93,559	(5,485)	88,074	91,383	(5,818)	85,565

Advertising and Selling:
Florist segment	32,659	(5,485)	27,174	33,110	(5,816)	27,294
Consumer segment	12,367	—	12,367	10,891	—	10,891
Total	45,026	(5,485)	39,541	44,001	(5,816)	38,185

General and Administrative (includes Management Fees):
Florist segment	4,221	—	4,221	5,117	—	5,117
Consumer segment	8,526	(1,050)	7,476	8,468	(984)	7,484
Corporate	11,640	1,050	12,690	11,488	982	12,470
Total	24,387	—	24,387	25,073	(2)	25,071

Operating Income (Loss) before Corporate Allocations:
Florist segment	22,828	7,050	29,878	21,990	7,274	29,264
Consumer segment	14,143	(6,000)	8,143	13,001	(6,292)	6,709
Corporate	(12,825)	(1,050)	(13,875)	(12,682)	(982)	(13,664)
Total	24,146	—	24,146	22,309	—	22,309

Corporate Allocations:
Florist segment	5,496	—	5,496	6,009	—	6,009
Consumer segment	1,602	—	1,602	1,494	—	1,494
Corporate	(7,098)	—	(7,098)	(7,503)	—	(7,503)
Total	—	—	—	—	—	—

Operating Income (Loss):
Florist segment	17,332	7,050	24,382	15,981	7,274	23,255
Consumer segment	12,541	(6,000)	6,541	11,507	(6,292)	5,215
Corporate	(5,727)	(1,050)	(6,777)	(5,179)	(982)	(6,161)
Total	$24,146	$—	$24,146	$22,309	$—	$22,309

Depreciation and Amortization:
Florist segment	$1,730	$—	$1,730	$2,435	$—	$2,435
Consumer segment	1,457	—	1,457	1,249	—	1,249
Corporate	1,929	—	1,929	1,931	—	1,931
Total	$5,116	$—	$5,116	$5,615	$—	$5,615

FTD GROUP, INC.

NON-GAAP FINANCIAL MEASURES

PRO FORMA NET INCOME AND PROFORMA EARNINGS PER SHARE

(Unaudited)

(In thousands, except per share data)

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”).

In addition to the GAAP financial measures set forth in this press release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G as a result of significant changes in the Company’s capital structure resulting from the Company’s initial public offering in February 2005 (the “IPO”).  The Company has included “pro forma EPS,” calculated based on “pro forma net income,” and “pro forma weighted average shares outstanding,” which are all non-GAAP financial measures.  The Company’s management believes that these measurements are important to investors and other interested persons and that such persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies in the industry.

While management believes that pro forma net income and pro forma EPS will be helpful to investors in understanding and evaluating the Company’s performance in the periods immediately following the IPO, management does not expect to continue to provide pro forma net income and pro forma EPS once the effects of the significant changes to the Company’s capital structure are able to be fully reflected in the Company’s financial statements.

The Company is providing pro forma net income, pro forma EPS and pro forma weighted average shares outstanding for the three- and six-month periods ended December 31, 2004, assuming that the following transactions had occurred on June 30, 2004:

(i)	the issuance of 15,842,893 shares in connection with the IPO;
(ii)	the repurchase of the 14% Senior Redeemable Exchangeable Cumulative Preferred Stock and the 12% Junior Redeemable Exchangeable Cumulative Preferred Stock; and
(iii)	the termination of the Management Services Agreement.

	Three Months	Six Months
	Ended	Ended
	December 31,	December 31,
	2004	2004

Net income (loss), as reported (GAAP basis)	$756	$(2,391)
Plus: management fees, net of 40% tax effect	300	628
Plus: interest expense on shares subject to mandatory redemption	5,105	10,048

Pro forma net income	$6,161	$8,285

Pro forma EPS:
Basic	$0.21	$0.28
Diluted	$0.21	$0.28

Basic:
Weighted average shares outstanding, as reported (GAAP basis)	13,609	13,473
Add: weighted average effect as if IPO occurred on 6/30/04	15,843	15,843
Pro forma weighted average shares outstanding	29,452	29,316

Diluted:
Weighted average shares outstanding, as reported (GAAP basis)	13,609	13,473
Add: weighted average effect as if IPO occurred on 6/30/04	15,843	15,843
Pro forma weighted average shares outstanding	29,452	29,316

FTD GROUP, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(In thousands)

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”).

The Company defines EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization.  The Company defines Adjusted EBITDA as EBITDA plus (i) expenses that are not considered reflective of the Company’s ongoing operations and (ii) management fees, because these fees were excluded in measuring the Company’s performance under the executive compensation plan, the senior credit agreement and the indenture governing the 7.75% Senior Subordinated Notes (the “Notes”).  EBITDA and Adjusted EBITDA are calculated as follows for the periods presented:

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

Net income (loss), as reported (GAAP basis)	$5,901	$756	$9,328	$(2,391)
plus: Interest expense, net	4,857	4,926	9,472	9,867
plus: Interest expense on shares subject to mandatory redemption	—	5,105	—	10,048
plus: Depreciation and amortization	2,667	2,660	5,116	5,615
plus: Income tax expense	3,992	3,876	6,425	5,106
EBITDA	17,417	17,323	30,341	28,245
plus: Management fees (1)	—	500	—	1,047
Adjusted EBITDA (2)	$17,417	$17,823	$30,341	$29,292

(1)                                  The Management Services Agreement was terminated in connection with the Company’s initial public offering in February 2005.

(2)                                  The Company uses EBITDA and Adjusted EBITDA as supplemental measures of performance.  The Company presents Adjusted EBITDA because it considers it an important supplemental measure of performance, as it is used as a performance measure under the senior credit facility entered into in connection with the 2004 Going Private Transaction, the indenture governing the Notes and the Company’s executive compensation plan.  The adjustment made in the calculation of Adjusted EBITDA, as described above, is an adjustment that would be made in calculating the Company’s performance for purposes of coverage ratios under the senior credit facility and the indenture governing the Notes, and the Company’s executive compensation plan bases incentive compensation payments in significant part on the Company’s performance measured using Adjusted EBITDA as presented above.  Measures similar to EBITDA and Adjusted EBITDA are also widely used by the Company and by others in the Company’s industry to evaluate and price potential acquisition candidates.

The Company believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structure (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense).  The Company also presents EBITDA and Adjusted EBITDA because it believes they are frequently used by investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and/or Adjusted EBITDA when reporting their results.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP.  Some of the limitations of EBITDA and Adjusted EBITDA are that they do not reflect the Company’s cash expenditures for capital expenditures, they do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt, they do not reflect changes in, or cash requirements for, the Company’s working capital requirements, they do not reflect the impact of management fees paid, and other companies in the Company’s industry may calculate these measures differently than presented above.  The Company compensates for these limitations by relying primarily on GAAP results and using EBITDA and Adjusted EBITDA only supplementally.

FTD GROUP, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA

(Unaudited)

(In thousands)

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”).

The Company defines EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization.  EBITDA is calculated as follows for the period presented:

Year Ending
June 30, 2006
(Forecasted Targets)
(in thousands)

Revenues	$450,000 - $460,000

Net income (GAAP basis)	$23,000
plus: Interest expense, net	18,500
plus: Depreciation and amortization	10,750
plus: Income tax expense	15,250
EBITDA (1)	$67,500

(1)                                  The Company uses EBITDA as a supplemental measure of performance.  The Company presents EBITDA because it considers it an important supplemental measure of performance, as it is materially the same performance measure that is used as a performance measure under the senior credit facility entered into in connection with the 2004 Going Private Transaction, the indenture governing the Notes and the Company’s executive compensation plan.  The senior credit facility, the indenture governing the Notes and the executive compensation plan also allow for the adjustment to EBITDA of non-cash stock compensation expenses related to the adoption of Statement of Financial Accounting Standards No. 123(R).  Measures similar to EBITDA are also widely used by the Company and by others in the Company’s industry to evaluate and price potential acquisition candidates.  The Company believes EBITDA facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structure (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense).  The Company also presents EBITDA because it believes it is frequently used by investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA when reporting their results.  EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP.  Some of the limitations of EBITDA is that it does not reflect the Company’s cash expenditures for capital expenditures, it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt, it does not reflect changes in, or cash requirements for, the Company’s working capital requirements, and other companies in the Company’s industry may calculate these measures differently than presented above.  The Company compensates for these limitations by relying primarily on GAAP results and using EBITDA only supplementally.